U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: July 8, 2008


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


  British Columbia, Canada                 0-50367                 98-359306
____________________________        _____________________       ________________
(State or other jurisdiction        (Commission file no.)       (IRS employer of
       Incorporation)                                           Identification)


                             402 - 1008 Homer Street
                  Vancouver, British Columbia, Canada, V6B 2X1
                  ____________________________________________
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 7 - REGULATION FD

ITEM 7.01 - REGULATION FD DISCLOSURE

On April 9, 2008, the Board of Directors of Naturally Advanced Technologies, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), made a public announcement and press release disclosing that the Company had received final approval to list its shares of common stock on the TSX Venture Exchange (the "TSX-V"). The Company's shares of common stock will commence trading under the symbol "NAT" and began trading on the TSX-V at the opening of market on Tuesday, July 8, 2008.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on July 3, 2008 and in connection with the TSX-V listing, the Company closed a brokered and non-brokered private placement offering for gross proceeds of approximately $1,980,000 (collectively, the "Private Placement Offering") with certain non-United States residents (collectively, the "Investors"). In accordance with the terms and provisions of the Private Placement Offering, the Company issued to the Investors an aggregate of 1,472,426 units at a per unit price of $1.35 (the "Unit") in the capital of the Company. Each Unit was comprised of one share of restricted common stock and one-half of one share purchase warrant (the "Warrant"). Each whole Warrant is exercisable at $1.95 per share until July 3, 2010.

The Units under the Private Placement were sold to approximately 41 non-United States Investors in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"). The Private Placement Offering has not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The per share price of the Units was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, the listing of the Company's shares of the TSX-V, the Company's stage of development, industry status, investment climate, perceived investment risks, the Company's assets and net estimated worth. The Investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to acquisition of the securities.

In connection with the brokered Private Placement Offering pursuant to which Canaccord Capital Corporation ("Canaccord") placed 1,117,426 Units (with the remaining 355,000 Units placed under the non-brokered portion of the Private Placement Offering), the Company paid Canaccord a cash commission as well as the grant of 109,942 agent's options to Canaccord and 1,800 agent's options to Bolder Investment Partners Ltd. Each agent's option is exercisable for a Unit at a price of $1.35 consisting of one share of restricted common stock and one-half of one Warrant. Each full Warrant entitled the agent to purchase an additional share of common stock at $1.35 until July 3, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release of Naturally Advanced Technologies, Inc. dated July 8, 2008.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           NATURALLY ADVANCED TECHNOLOGIES, INC.



 Date:  July 8, 2008                       By: /s/ KEN BARKER
                                               ___________________________
                                                   Ken Barker
                                                   Chief Executive Officer